Exhibit 5.1

July 1, 2015

Viper Energy Partners LP

500 West Texas Avenue, Suite 1200

Midland, Texas 79701

Re:    Viper Energy Partners LP

          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Viper Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each a “Prospectus Supplement”), (i) by the Partnership of up to $1,000,000,000 in aggregate offering price of common units (“Common Units”) representing limited partnership interests in the Partnership (the “Primary Units”) and (ii) by the selling unitholders of the Partnership named in the Registration Statement of up to 70,950,000 Common Units (the “Secondary Units” and, together with the Primary Units, the “Units”). The Units may be sold (or, in the case of the Primary Units, issued and sold) or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus pursuant to Rule 415 under the Act. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such partnership records of the Partnership and other certificates and documents of officials of the Partnership or its general partner, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, (i) if constituting certificated Units, the certificates therefor will conform to the specimen thereof included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Partnership as in effect on the date hereof (as hereafter amended from time to time, the “Partnership Agreement”) and filed as an exhibit to the Registration Statement, and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Units of the Partnership or (ii) if

Viper Energy Partners LP

July 1, 2015

constituting uncertificated Units, valid book-entry notations for the issuance of such Units in uncertificated form will have been duly made in the register of Common Units of the Partnership. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)	when (i) the Partnership has taken all necessary action to authorize and approve the issuance of the Primary Units, the terms of the offering thereof and related matters and (ii) the Primary Units have been duly issued and delivered in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Primary Units will have been duly authorized in accordance with the Partnership Agreement and validly issued and holders of such Primary Units will have no obligation to make any further payments to the Partnership for the issuance of such Primary Units or contributions to the Partnership solely by reason of their ownership of such Primary Units, except for their obligations to repay any funds wrongfully distributed to them; and

(2)	the Secondary Units are duly authorized in accordance with the Partnership Agreement and validly issued and holders of such Secondary Units have no obligation to make any further payments to the Partnership for the issuance of such Secondary Units or contributions to the Partnership solely by reason of their ownership of such Secondary Units, except for their obligations to repay any funds wrongfully distributed to them.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We have assumed that, in the case of each offering and sale of Units, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such offering, (iii) such Units will have been issued and sold in compliance with applicable U.S. federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Units will have been duly authorized, executed and delivered by the Partnership and the other parties thereto, (v) in the

Viper Energy Partners LP

July 1, 2015

case of Primary Units, at the time of the issuance of such Primary Units (a) the Partnership will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Partnership will have the necessary limited partnership power and due authorization, and (c) the Partnership Agreement and the organizational or charter documents of the general partner of the Partnership will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, (vi) in the case of Primary Units, the terms of such Primary Units and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the Partnership Agreement or other organizational documents of the Partnership, and the terms of such Primary Units and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Partnership and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Partnership’s securities are listed for trading) having jurisdiction over the Partnership and (vii) in the case of Primary Units, (a) sufficient Common Units will be authorized for issuance under the Partnership Agreement that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Primary Units established by the Board of Directors of the general partner of the Partnership or duly authorized committee thereof and provided for in the applicable definitive purchase, underwriting or similar agreement will not violate the terms of the Partnership Agreement or the Revised Uniform Limited Partnership Act of the State of Delaware (the “Delaware LP Act”).

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal laws of the United States and (ii) the Delaware LP Act. As used herein, the term “Delaware LP Act” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Partnership or any other person or any other circumstance.

Viper Energy Partners LP

July 1, 2015

Signature Page

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP